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    As filed with the Securities and Exchange Commission on January 30, 2001
                                                      Registration No. 333-45404
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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT TO THE
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        LAWRENCE FINANCIAL HOLDINGS, INC.
       (Name of Small Business Issuer in its Certificate of Incorporation)

          MARYLAND                        6035                 31-1724442
(State or Other Jurisdiction  (Primary Standard Industrial    (IRS Employer
   of Incorporation or         Classification Code Number)   Identification No.)
      Organization)

                             311 SOUTH FIFTH STREET
                               IRONTON, OHIO 45638
                                 (740) 532-0263
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                  JACK L. BLAIR
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        LAWRENCE FINANCIAL HOLDINGS, INC.
                             311 SOUTH FIFTH STREET
                               IRONTON, OHIO 45638
                                 (740) 532-0263
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies to:
                            PAUL M. AGUGGIA, ESQUIRE
                            AARON M. KASLOW, ESQUIRE
                          MULDOON MURPHY & FAUCETTE LLP
                           5101 WISCONSIN AVENUE, N.W.
                             WASHINGTON, D.C. 20016
                                 (202) 362-0840





           SALE TO THE PUBLIC CONCLUDED DECEMBER 19, 2000


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      This Post-Effective Amendment No. 1 is filed for the purpose of deregistering 83,798 shares of the $.01 par value common stock (the "Common Stock") of Lawrence Financial Holdings, Inc. (the "Company") heretofore registered and offered pursuant to the terms of the Prospectus dated November 13, 2000 (the "Prospectus"). The remaining 775,827 shares registered pursuant to this Registration Statement on Form SB-2 have been issued and sold in accordance with the Prospectus in the Subscription Offering described therein.

      The Company has determined that no further shares will be offered, sold and issued pursuant to the Prospectus. The Company therefore requests deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as is practicable after the filing of this Post-Effective Amendment No. 1.




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CONFORMED

                                    SIGNATURE

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Ironton, State of Ohio, on January 30, 2001.

Lawrence Financial Holdings, Inc.

By:   /s/ Jack L. Blair
      -------------------------------------
      Jack L. Blair
      President, Chief Executive Officer
      and Director
      (duly authorized representative)